                                                                    EXHIBIT 99.1


                               NORTH FORK BANCORP
   275 BROADHOLLOW ROAD, MELVILLE, NY 11747 (631) 531-2058 FAX (631) 531-2759



FOR IMMEDIATE RELEASE                         CONTACT: DANIEL M. HEALY
                                                       EXECUTIVE VICE PRESIDENT
                                                       CHIEF FINANCIAL OFFICER
                                                       (631) 531-2058



                            NORTH FORK BANCORPORATION
                     DECLARES ITS REGULAR QUARTERLY DIVIDEND


      MELVILLE, N.Y. - JUNE 27, 2006 - NORTH FORK BANCORPORATION, INC. (NYSE:NFB) announced that its Board of Directors declared its regular quarterly dividend of $.25 cents per common share. The dividend will be payable August 15, 2006, to shareholders of record at the close of business on July 28, 2006.

      North Fork is a regional bank holding company headquartered in New York with approximately $58 billion in assets conducting commercial and retail banking from 352 branch locations in the Tri-State area with a complementary national mortgage banking business. On March 12, 2006, Capital One Financial Corporation (NYSE: COF) and North Fork announced that a definitive agreement had been signed under which Capital One will acquire North Fork. The transaction is subject to shareholder approval from both companies and customary regulatory approvals. The transaction is expected to close in the fourth quarter of 2006.